Exhibit 99.1

Clearwater Paper Announces Departure of Chief Financial Officer

SPOKANE, Wash.--(BUSINESS WIRE)--March 16, 2023--Clearwater Paper Corporation (NYSE: CLW) today announced the planned departure of Michael Murphy as senior vice president and chief financial officer. Mr. Murphy will continue to serve as the chief financial officer and assist the company in the transition through the second quarter of this year.

“We thank Mike for his many contributions to Clearwater Paper, particularly in helping us strengthen our financial position and helping guide us through the uncertainty of the COVID-19 pandemic. I am grateful for his three years with us and appreciate his support during this transition. We wish him well in his future endeavors,” said Arsen Kitch, president and chief executive officer.

Mr. Murphy commented, “I am honored to have had the opportunity to work with this team and believe that the company is well positioned for continued success.”

ABOUT CLEARWATER PAPER

Clearwater Paper is a premier supplier of private brand tissue to major retailers, including grocery, club, mass merchants, and discount stores. In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters, and offers services that include custom sheeting, slitting, and cutting. Clearwater Paper's employees build shareholder value by developing strong relationships through quality and service.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including the expected departure timeline and transition for the chief financial officer position. These forward-looking statements are based on current expectations that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include those risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission. The company does not undertake to update any forward-looking statements based on new developments or changes to the company’s expectations.

For additional information on Clearwater Paper, please visit our website at www.clearwaterpaper.com.

Contacts

News media
Clearwater Paper Corporation
Shannon Myers, Sr. Director, Corporate Communications
Phone: 509-344-5967
shannon.myers@clearwaterpaper.com

Investors
Sloan Bohlen
Solebury Strategic Communications
Phone: 509-344-5906
investorinfo@clearwaterpaper.com